UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 31, 2023
MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 31, 2023 (the "Effective Date"), Microchip Technology Incorporated, a Delaware corporation (the "Company"), entered into a First Incremental Term Loan Amendment (the "Amendment"), by and among the Company, the subsidiaries of the Company party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"). The Amendment amends the Amended and Restated Credit Agreement, dated as of December 16, 2021 (the "Existing Credit Agreement"), by and among the Company, the lenders from time-to-time party thereto and the Administrative Agent. The Amendment provides for an incremental term loan facility (the "2023 Incremental Term Loans") in an aggregate principal amount of $750.0 million, which was borrowed in full on the Effective Date The proceeds of the 2023 Incremental Term Loan may be used for working capital and general corporate purposes.

The 2023 Incremental Term Loans bear interest, at the Company’s option, at the base rate plus a spread of 0.125% to 0.50% or an adjusted term SOFR rate (based on one, three or six-month interest periods) plus a spread of 1.125% to 1.50%, in each case, with such spread being determined based on the credit ratings for certain of the Company’s senior, unsecured debt. The base rate means the highest of the prime rate, the federal funds rate plus a margin equal to 0.50% and the adjusted term SOFR rate for a 1-month interest period plus a margin equal to 1.00%. Interest is due and payable in arrears quarterly for 2023 Incremental Term Loans bearing interest at the base rate and at the end of an interest period (or at each three-month interval in the case of loans with interest periods greater than three months) in the case of 2023 Incremental Term Loans bearing interest at the adjusted term SOFR rate. The Company is also obligated to pay other customary fees and costs in connection with the 2023 Incremental Term Loans.

The Company’s obligations in respect of the 2023 Incremental Term Loans are guaranteed by certain of its subsidiaries meeting materiality thresholds set forth in the Existing Credit Agreement.

The 2023 Incremental Term Loans are otherwise subject to the same terms and conditions as those set forth in the Existing Credit Agreement, including but not limited to representations and warranties, events of default, and financial maintenance covenants.

Certain of the lenders under the Amendment and their affiliates have engaged in, and may in the future engage in, investment banking, commercial lending and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROCHIP TECHNOLOGY INCORPORATED

Date: August 31, 2023	By: /s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)